UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
November 1, 2006
VIRBAC CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-24312	43-1648680
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
3200 Meacham Boulevard
Fort Worth, Texas 76137
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (817) 831-5030
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Joint Press Release

Item 8.01 Other Events.
     On November 1, 2006, Virbac Corporation (“Virbac” or the “Company”) and Virbac S.A, (“VBSA”) issued a joint press release announcing that Labogroup Holding, Inc., an indirect wholly owned subsidiary of Virbac S.A. (“Labogroup”), had successfully completed its cash tender offer for the shares (the “Shares”) of common stock, par value $.01 per share, of Virbac Corporation, other than Shares already owned by Virbac S.A., Labogroup and their subsidiaries. Virbac S.A. and Labogroup and their subsidiaries now hold approximately 97.2% of the Shares of Virbac.
     The offer and withdrawal rights expired at midnight, New York City time, on Tuesday, October 31, 2006, and Labogroup has accepted for payment commencing on or about November 3, 2006 all Shares tendered. According to the report of the depositary for the tender offer, Labogroup acquired approximately 8,406,393 Shares (including guaranteed deliveries) pursuant to the tender offer. Virbac S.A. expects to acquire the remaining shares through a short-form merger by filing a certificate of merger with the Secretary of the State of Delaware on November 13, 2006. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     As a result of the completion of the tender offer, on November 1, 2006, Virbac requested that its Shares, be delisted from The NASDAQ Capital Market (“NASDAQ”) under the symbol “VBAC”, effective at the close of business on November 10, 2006. In addition, Virbac will deliver notices to the United States Securities and Exchange Commission requesting deregistration of its Shares effective November 13, 2006.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits.
99.1	Joint Press Release of Virbac Corporation and Virbac S.A. dated November 1, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRBAC CORPORATION
Date: November 3, 2006	By:	/s/ Jean M. Nelson
Jean M. Nelson
Executive Vice-President and Chief Financial Officer